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                                                                    Exhibit 16.1


               [Ehrhardt Keefe Steiner & Hottman, P.C. Letterhead]

                                September 3, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

           We were previously the principal accountants and independent auditors for quepasa.com, inc. (the "Registrant") and on February 17, 1999 we reported on the financial statements of the Registrant for the period ended December 31, 1998. We have read and agree with the Registrant's statements under the caption "Item 4. Changes in Registrant's Certifying Accountant" in its Current Report on Form 8-K dated September 3, 1999.


                                     Very truly yours,

                                     /s/ Ehrhardt Keefe Steiner & Hottman, P.C.
                                     ------------------------------------------
                                     Ehrhardt Keefe Steiner & Hottman, P.C.